UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2010

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Blvd., Atlanta, Georgia		30318-2825
(Address of principal executive offices)		(Zip Code)

(404) 352-1680

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Change in Control Agreement and Severance Agreement

On June 24, 2010, the Compensation Committee of the Board of Directors of Zep Inc. authorized the amendment of (i) the Amended and Restated Change in Control Agreement, dated as of April 21, 2006, by and between John K. Morgan and Acuity Specialty Products, Inc. and its parent, Zep Inc. (collectively, the “Company”), (as amended on July 23, 2007, October 13, 2009 and December 28, 2009, the “Change in Control Agreement”), and (ii) the Amended and Restated Severance Agreement, dated as of August 1, 2005, by and between Mr. Morgan and the Company (as amended on April 26, 2006, July 23, 2007, October 13, 2009, and December 28, 2009, the “Severance Agreement”). The amendments were effected pursuant to the Amendment to Change in Control Agreement and Severance Agreement, dated August 20, 2010, by and between Mr. Morgan and the Company, a copy of the form of which is filed herewith as Exhibit 10.1 and incorporated by reference herein (the “Amendment”).

The Amendment responds to additional guidance issued by the Internal Revenue Service in Notice 2010-6 as to the interpretation of the application of Section 409A of the Internal Revenue Code to severance payments that are contingent on a release of claims by providing for the deletion and replacement with new text of Section 4.10 of the Severance Agreement regarding Release of Claims. As revised, Section 4.10 of the Severance Agreement provides that if, following a terminating event, Mr. Morgan timely executes a release of claims and does not subsequently revoke the release, payments that he is entitled to receive as a result of his termination will, notwithstanding any other provision of the Severance Agreement to the contrary, be made to him on the 60th day following his termination.

The Company and Mr. Morgan believe that, as amended, the Change in Control Agreement and the Severance Agreement comply with the provisions of Section 409A of the Internal Revenue Code. Therefore, the Amendment also provides for revocation of the notice of termination of the Change in Control Agreement and the Severance Agreement that was contained in the prior amendment to such agreements dated as of October 13, 2009.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Change in Control Agreement and Severance Agreement, by and between John K. Morgan and the Company, dated as of August 20, 2010 (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zep Inc.

Date: August 23, 2010	By:	/s/ Philip A. Theodore
Philip A. Theodore
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Change in Control Agreement and Severance Agreement, by and between John K. Morgan and the Company, dated as of August 20, 2010 (Filed herewith).